State of Delaware

                Office of the Secretary of State

_________________________________________________________________

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "XCL LTD.", FILED IN THIS OFFICE ON THE SIXTH DAY OF JANUARY, A.D. 1998, AT 1 O'CLOCK P.M.



              [GREAT SEAL OF THE STATE OF DELAWARE]


                                   /s/ Edward J. Freel
[SEAL OF SECRETARY OF STATE]      ____________________________
                             Edward J. Freel, Secretary of State


2147839     8100                    AUTHENTICATION:      8850640

981004988                                     DATE:      01/06/98

                    CERTIFICATE OF AMENDMENT
                             OF THE
                  CERTIFICATE OF INCORPORATION
                               OF
                            XCL LTD.

    (Pursuant to Section 242 of the General Corporation Law)

      THE  UNDERSIGNED, Benjamin B. Blanchet and Lisha  C.  Falk,

being  the  duly elected Executive Vice President and  Secretary,

respectively   of   XCL   Ltd.,  a  Delaware   corporation   (the

"Corporation"),  for  the  purposes of amending  Article  FOURTH,

paragraph   D   of  the  Amended  and  Restated  Certificate   of

Incorporation pursuant to Section 242 of the General  Corporation

Law of the State of Delaware, DO HEREBY CERTIFY THAT:

     FIRST:   On October 27, 1997, the Board of Directors of said

Corporation has duly adopted a resolution proposing the following amendment  to the terms of the Corporation's Series F, Cumulative

Convertible   Preferred  Stock  ("Series  F  Preferred   Stock"),

originally filed February 21, 1997, with the Secretary  of  State of  the  State of Delaware pursuant to Section 151 of the General

Corporation  Law  of  the State of Delaware, and  declaring  such amendment's advisability. The proposed amendment as set forth  in said resolutions is as follows:


RESOLVED:       That  is  in  the  best  interests  of   the
          Corporation and its shareholders that the definition of "Forced Conversion Date" as set forth in Paragraph 2(a) of the terms of the Corporation's Series F, Cumulative Convertible Preferred Stock, par value $1.00 per share ("Series F Preferred Stock") be amended, and the same hereby is amended, subject to the receipt of the requisite approval of the holders of the Series F Preferred Stock ("Series F Holders"), to read in its entirety as follows:

     "`Forced  Conversion Date' means that date on which the
          Corporation obtains a sufficient number of shares of its Common Stock, whether by increase of the authorized but unissued shares of Common Stock or by combination of the outstanding shares of
          Common Stock into a lesser number of shares or otherwise, to permit the reservation of shares of Common Stock for issuance upon exercise of the outstanding Common Stock purchase warrants issued to the holders of Series F Preferred Stock to purchase an aggregate 2,300,000 shares of Common Stock, at an exercise price of $.01 per share."

RESOLVED:     That the remaining terms and provisions of the
          Series F Preferred Stock remain in full force and effect without amendment; and it was further

RESOLVED:      That in consideration for, and to induce  the
          Series F Holders to approve the aforementioned amendment to the terms of the Series F Preferred Stock, the Corporation, be, and it hereby is authorized and directed to issue, on a pro rata basis, to the Series F Holders, warrants to purchase an aggregate 2,300,000 shares of Common Stock at an exercise price of $.01 per share under the terms and conditions set forth in the form of warrant agreement presented to this meeting, the form of which is hereby approved and adopted;

RESOLVED:      That  the  proper officers of the Corporation
          be, and they hereby are authorized and directed to solicit the written consent of the holders of record on October 27, 1997, the record date for such solicitation, of the Series F Preferred Stock
          to the aforementioned amendment to definition of "Forced Conversion Date" as set forth in Paragraph
          2(a)  of the terms of the Series F Preferred Stock
          and to prepare, execute, deliver, file, record and affix the corporate seal to all such certificates, instruments and other documents and take all such
          other   actions   as   they  deem   necessary   or
          appropriate,  in  the name and on  behalf  of  the
          Corporation, to effect such amendment and to implement these resolutions."
      SECOND:   In lieu of a meeting and vote the holders of  the

Series  F  Preferred Stock, the holders of record on  the  record date,  October  27,  1997, of the Series F Preferred  Stock  have given their written consent to said amendment in accordance  with the  provisions of Section 228 of the General Corporation Law  of the  State  of Delaware, which written consents have  been  filed with the Corporation.

     THIRD:   The capital of the Corporation shall not be reduced

under or by reason of said amendment.

      IN  WITNESS  WHEREOF, the said Corporation has caused  this

Certificate  of  Amendment  to be  signed  and  attested  by  its officers thereunto duly authorized and its corporate seal  to  be affixed this 6th day of January, 1998.


                                   /s/ Benjamin B. Blanchet
                                   _____________________________
                                   Benjamin B. Blanchet
                                   Executive Vice President


ATTEST:

/s/ Lisha C. Falk
_______________________________
Lisha C. Falk
Secretary
STATE OF LOUISIANA          )
                         :ss:
PARISH OF LAFAYETTE          )


          BE IT REMEMBERED that on this 6th day of January, 1998, personally came before me, a Notary Public in and for the State and Parish aforesaid, Benjamin B. Blanchet and Lisha C. Falk, the Executive Vice President and the Secretary, respectively, of XCL Ltd., the corporation described in the foregoing instrument and known to me personally to be such, and acknowledged the said instrument to be their own act and deed and the act and deed of said corporation; that the signatures are in their own handwriting , and that the facts stated in said instrument are true.


                               /s/ Paula Guidry
                               ________________________________
                                        Notary Public

                               My commission expires:     At Death